Exhibit 28 (j)(2) under Form N-1A
Exhibit 8 under Item 601/Reg. S-K

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in each Prospectus and “Independent Registered Public Accounting Firm” in each Statement of Additional Information in Post-Effective Amendment Number 218 to the Registration Statement (Form N-1A, No. 2-91090) of Federated Hermes Equity Funds (formerly, Federated Equity Funds), and to the incorporation by reference of our reports, dated December 23, 2020 on Federated Hermes Kaufmann Fund (formerly, Federated Kaufmann Fund), Federated Hermes Kaufmann Small Cap Fund (formerly, Federated Kaufmann Small Cap Fund), Federated Hermes Kaufmann Large Cap Fund (formerly, Federated Kaufmann Large Cap Fund) and Federated Hermes Strategic Value Dividend Fund (formerly, Federated Strategic Value Dividend Fund) (four of the portfolios constituting Federated Hermes Equity Funds (formerly, Federated Equity Funds)) included in the Annual Shareholder Reports for the fiscal year ended October 31, 2020.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

December 23, 2020